TWELFTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS TWELTH AMENDMENT dated as of the last date on the signature block, to the Custody Agreement dated as of July 18, 2018, as amended (the "Agreement") is entered into by and between Mutual Fund Series Trust, an Ohio business trust (the “Trust”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties desire to amend Exhibit B of the Agreement to update the funds list to add Catalyst Aspect Enhanced Multi-Asset Fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B to the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

MUTUAL FUND SERIES TRUST                           U.S. BANK NATIONAL ASSOCIATION

By: /s/ Michael Schoonover                                        By: /s/ Gregory Farley

Name: Michael Schoonover                                       Name: Gregory Farley

Title: President                                                            Title: Sr. Vice President

Date: December 4, 2023                                            Date: December 4, 2023

EXHIBIT B

to the Custody Agreement

Separate Series of the Mutual Fund Series Trust

Name of Series without bank loan custody AlphaCentric Robotics and Automation Fund
AlphaCentric Premium Opportunity Fund
AlphaCentric Income Opportunities Fund
AlphaCentric SWBC Municipal Opportunities Fund AlphaCentric Symmetry Strategy Fund AlphaCentric LifeSci Healthcare Fund AlphaCentric Strategic Income Fund Catalyst/Aspect Enhanced Multi-Asset Fund
Catalyst Dynamic Alpha Fund
Catalyst/Millburn Dynamic Commodity Strategy Fund
Catalyst/Warrington Strategic Program Fund
Catalyst Insider Buying Fund Catalyst Insider Income Fund
Catalyst Energy Infrastructure Fund Catalyst Enhanced Income Strategy Fund
Catalyst Income & Multi-Strategy Fund
Catalyst NASDAQ-100 Hedged Equity Fund
Catalyst Buffered Shield Fund
Catalyst/Lyons Tactical Allocation Fund
Catalyst/MAP Global Balanced Fund
Catalyst/MAP Global Equity Fund
Catalyst/Millburn Hedge Strategy Fund
Catalyst/SMH High Income Fund
Catalyst/SMH Total Return Income Fund
Catalyst Systematic Alpha Fund
Day Hagan Smart Value Fund
Empiric Fund
Eventide Gilead Fund
Eventide Dividend Opportunities Fund
Eventide Healthcare & Life Sciences Fund
Eventide Balanced Fund Eventide Large Cap Focus Fund
Eventide Limited-Term Bond Fund
Eventide Exponential Technologies Fund
Eventide Core Bond Fund
JAG Large Cap Growth Fund

Name of Series with bank loan custody

Catalyst/CIFC Floating Rate Income Fund